CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated November 2, 2000, which is incorporated by reference, in this Registration Statement (Form N-1A 33-34845) of Dreyfus Connecticut Municipal Money Market Fund, Inc.

                              /s/ERNST & YOUNG LLP

                                ERNST & YOUNG LLP


New York, New York
January 26, 2001